Exhibit 4.2

AMENDMENT NO. 1 TO

RIGHTS AGREEMENT

This Amendment No. 1 to Rights Agreement (this “Amendment”) is entered into as of March 30, 2011, between Amerigon Incorporated, a Michigan corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”).

WITNESSETH:

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of January 26, 2009 (the “Agreement”); and

WHEREAS, the Company desires to issue and sell (A) up to 7,000 shares of the Company’s Series C Convertible Preferred Stock, without par value but a stated value of $10,000 per share (or such higher amount, as stated in the Securities Purchase Agreement), convertible into Common Shares (as defined in the Agreement) of the Company (the Common Shares, as issued upon conversion of the Series C Convertible Preferred Stock, the “Conversion Shares”, and as used to pay dividends on the Series C Convertible Preferred Stock, the “Dividend Shares”), (B) warrants to purchase up to 1,125,000 Common Shares, which warrants are issuable only upon the occurrence of certain conditions (with the underlying Common Shares being referred to as the “Warrant Shares”), (C) the Conversion Shares, (D) the Dividend Shares, and (E) the Warrant Shares, pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Buyers listed on the Schedule of Buyers attached thereto and the Certified Resolution of the Board of Directors of Amerigon Incorporated Establishing and Designating the Relevant Rights and Preferences of Series C Convertible Preferred Stock; and

WHEREAS, pursuant to Section 26 of the Agreement, the Company and the Agent may from time to time supplement or amend the Agreement subject to the terms of the Agreement; and

WHEREAS, the Board of Directors of the Company has determined that an amendment to the Agreement as set forth herein is necessary and desirable in connection with the foregoing and the Company and the Rights Agent desire to evidence such amendment in writing.

NOW, THEREFORE, in consideration of these premises and mutual agreements set forth herein, the parties agree as follows:

1. Amendment of Section 1. Section 1 of the Agreement, “Certain Definitions” is supplemented to add the following definitions in the appropriate locations:

“Buyers” shall mean Kingsbrook Opportunities Master Fund LP and the other Buyers named in the Securities Purchase Agreement.

“Certificate of Designation” shall mean the Certified Resolution of the Board of Directors of Amerigon Incorporated Establishing and Designating the Relevant Rights and Preferences of Series C Convertible Preferred Stock.

“Securities Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Buyers.

“Series C Convertible Preferred Stock” shall mean the shares of Series C Convertible Preferred Stock, without par value but a stated value of $10,000 per share (or such higher amount, as stated in the Securities Purchase Agreement), convertible into Common Shares.

“Transactions” shall mean the issuance of (x) the Series C Convertible Preferred Stock, the conversion of the Series C Convertible Preferred Stock into the Conversion Shares and the issuance thereunder of the Dividend Shares, (y) the Warrants (as such term is hereinafter defined), and the exercise of the Warrants in accordance with its terms and (z) the Warrant Shares (as such term is hereinafter defined).

“Warrants” shall mean warrants to purchase up to 1,125,000 Common Shares, which warrants are issuable only upon the occurrence of certain conditions (the “Warrants”, with the underlying Common Shares being referred to as the “Warrant Shares”).

2. Amendment of the definition of “Acquiring Person”. The definition of “Acquiring Person” in Section 1.1 of the Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, neither the Buyers nor any of their Affiliates or Associates shall be deemed to be an Acquiring Person solely as a result of (i) the execution of the Securities Purchase Agreement or the Warrants, (ii) the filing of the Certificate of Designation, or (iii) the consummation of the Transactions or any other transaction contemplated or permitted by the Securities Purchase Agreement, the Warrants or the Certificate of Designation.”

3. Amendment of the definition of a “Trigger Event”. The definition of a “Trigger Event” in Section 1.11 of the Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Trigger Event shall not be deemed to have occurred solely as a result of (i) the execution of the Securities Purchase Agreement or the Warrants, (ii) the filing of the Certificate of Designation, or (iii) the consummation of the Transactions or any other transaction contemplated or permitted by the Securities Purchase Agreement, the Warrants or the Certificate of Designation.”

4. Amendment of the definition of “Shares Acquisition Date”. The definition of “Shares Acquisition Date” in Section 1.9 of the Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred solely as a result of (i) the execution of the Securities Purchase Agreement or the Warrants, (ii) the filing of the Certificate of Designation, or (iii) the consummation of the Transactions or any other transaction contemplated or permitted by the Securities Purchase Agreement, the Warrants or the Certificate of Designation.”

5. Amendment to Section 29. Section 29 of the Agreement is amended by adding the following sentence at the end thereof:

“Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of (i) the execution of the Securities Purchase Agreement or the Warrants, (ii) the filing of the Certificate of Designation, or (iii) the consummation of the Transactions or any other transaction contemplated or permitted by the Securities Purchase Agreement, the Warrants or the Certificate of Designation.”

6. The Agreement, as supplemented and modified by this Amendment, which such Amendment shall be deemed effective as of the date first written above, as if executed on such date, together with the other writings referred to in the Agreement or delivered pursuant thereto which form a part thereof, contains the entire agreement among the parties with respect to the subject matter thereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

7. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, shall mean and be a reference to the Agreement, as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

8. This Amendment shall be governed by the laws of the State of Michigan applicable to contracts to be made and to be performed entirely within the State, except that the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

9. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. A signature to this Amendment transmitted electronically shall have the same authority, effect and enforceability as an original signature.

(Signatures on following page)

IN WITNESS WHEREOF, the parties have duly executed this Amendment, all as of the day and year first above written.

AMERIGON INCORPORATED

By:	/s/ Barry Steele
Name:	Barry Steele
Title:	Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:	/s/ Kellie Gwinn
Name:	Kellie Gwinn
Title:	Vice-President

Signature Page to Amendment to Shareholder Rights Agreement